GREENLIGHT RE ANNOUNCES
SECOND QUARTER 2021 FINANCIAL RESULTS

Net income for the quarter of $0.6 million
Fully diluted book value per share increased 0.8% in the quarter to $13.60

GRAND CAYMAN, Cayman Islands - August 3, 2021 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its 2021 second quarter financial results. The results included:

•Net income of $0.6 million, or $0.02 per share, compared to a net loss of $0.1 million, or $0.00 per share, in the second quarter of 2020.
•Combined ratio of 96.5%, compared to a combined ratio of 101.2% in the second quarter of 2020.
•Total investment income of $2.0 million, compared to total investment income of $5.5 million in the second quarter of 2020.
•An increase in fully diluted book value per share of $0.11, or 0.8%, to $13.60.

The following summarizes the Company’s underwriting results for the second quarter of 2021 and 2020:

	Three months ended June 30
	2021	2020
	($ in thousands)
Gross premiums written	141,579	116,689
Net premiums earned	132,479	108,414
Underwriting income (loss)	4,562	(1,306)
Combined ratio	96.5%	101.2%

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “I’m pleased with the contribution from our underwriting business this quarter at a 96.5% combined ratio, although an otherwise excellent result was somewhat impacted by reserving actions on certain legacy contracts and COVID-19 losses. Our Innovations investments also performed well, as we booked a $4.0 million increase in valuations in this quarter, which represents a 15% increase over the carry values of these investments at March 31. Looking forward, I’m very optimistic for the prospects of both areas of our operations.”

David Einhorn, Chairman of the Board of Directors, stated, “Our investment in the Solasglas fund had a small loss in the second quarter. The portfolio is positioned to take advantage of inflation and related equities which should exhibit pricing power in industries with structural shortages, which we think will more persistent than the consensus believes.”

Underwriting and investment results

Second quarter of 2021

Gross premiums written in the second quarter of 2021 were $141.6 million, compared to $116.7 million in the second quarter of 2020. This increase relates primarily to business assumed from various Lloyd’s syndicates, which was partially offset by reductions in workers’ compensation, crop and health premium. Premiums ceded were insignificant in both periods.

Net premiums earned were $132.5 million during the second quarter of 2021, an increase from $108.4 million in the comparable 2020 period.

The Company recognized net underwriting income of $4.6 million in the second quarter of 2021, as compared to an underwriting loss of $1.3 million in the second quarter of 2020. The increase in underwriting income was due primarily to the impact of COVID-19 pandemic losses in the second quarter of 2020, partially offset by the net financial impact of prior-year loss development of $3.6 million.

The Company’s total investment income during the second quarter of 2021 was $2.0 million. The Company’s Investment Portfolio, which is managed by DME Advisors, returned (0.9)%, representing a $(2.0) million loss from the Solasglas fund. The Company also reported $4.0 million of other investment income, primarily from its Innovations investments.

Six months ended June 30,2021

Gross written premiums were $311.5 million for the six months ended June 30, 2021, an increase of $85.0 million, or 37.5%, compared to the equivalent 2020 period.

Net premiums earned were $267.9 million for the six months ended June 30, 2021, an increase of $48.4 million, or 22.1% compared to the first six months of 2020.

Underwriting income for the six months ended June 30, 2021 was $2.6 million, which equates to a combined ratio of 99.0%. The underwriting loss for the equivalent 2020 period was $0.1 million, which represented a combined ratio of 100.0%. The higher underwriting income was due primarily to the 2020 period being negatively impacted by COVID-19 pandemic losses. This increase was partially offset by losses recognized during the 2021 period, including those connected with (i) the Texas winter storms that occurred in February, 2021 and (ii) deposit-accounted contracts, both of which occurred during the first quarter of 2021. The net financial impact of prior-year loss development occurring in the second quarter of 2021 further reduced the underwriting income recognized in the first half of 2021.

Total investment income for the six months ended June 30, 2021, was $20.7 million compared to an investment loss of $29.7 million incurred during the equivalent 2020 period. The investment income for the six months ended June 30, 2021 was due primarily to a gains recognized in connection with Company’s strategic investments. Additionally, the Company’s investment in the Solasglas fund generated a gain of $2.0 million for the six months ended June 30, 2021, compared to a loss of $40.5 million during the equivalent 2020 period.

Other items

The Company repurchased 0.7 million shares during the second quarter of 2021 at an average price of $9.30 per share. As of June 30, 2021, $25.0 million remained available under the Company’s share repurchase plan.

Conference Call

Greenlight Re will hold a live conference call to discuss its financial results on Wednesday, August 4, 2021 at 9:00 a.m. Eastern time. The conference call title is Greenlight Capital Re, Ltd. Second Quarter 2021 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Second Quarter 2021 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-844-274-4096
International            1-412-317-5608

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: https://dpregister.com/sreg/10158763/eb38b46c28

The conference call can also be accessed via webcast at:

https://services.choruscall.com/mediaframe/webcast.html?webcastid=Wu1OPljL

A telephone replay of the call will be available from 11:00 a.m. Eastern time on August 4, 2021 until 9:00 a.m. Eastern time on August 18, 2021. The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10158763. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures which include adjusted combined ratio, and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Form 10-K filed with the Securities Exchange Commission on March 10, 2021. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multi-line property and casualty reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment, risk capacity, and access to a broad insurance network.

Contact:
Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

June 30, 2021 and December 31, 2020
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2021	December 31, 2020
Assets
Investments
Investment in related party investment fund	$175,136	$166,735
Other investments	31,418	29,418
Total investments	206,554	196,153
Cash and cash equivalents	35,204	8,935
Restricted cash and cash equivalents	709,672	745,371
Reinsurance balances receivable (net of allowance for expected credit losses)	392,154	330,232
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	14,332	16,851
Deferred acquisition costs	60,780	51,014
Notes receivable	—	6,101
Other assets	3,838	2,993
Total assets	$1,422,534	$1,357,650
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$514,642	$494,179
Unearned premium reserves	244,597	201,089
Reinsurance balances payable	88,813	92,247
Funds withheld	5,092	4,475
Other liabilities	5,664	5,009
Convertible senior notes payable	96,900	95,794
Total liabilities	955,708	892,793
Shareholders' equity
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 27,916,353 (2020: 28,260,075): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2020: 6,254,715))	$3,417	$3,452
Additional paid-in capital	483,365	488,488
Retained earnings (deficit)	(19,956)	(27,083)
Total shareholders' equity	466,826	464,857
Total liabilities and equity	$1,422,534	$1,357,650

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(UNAUDITED)

(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
Underwriting revenue
Gross premiums written	$141,579	$116,689	$311,514	$226,476
Gross premiums ceded	(1)	(132)	54	(810)
Net premiums written	141,578	116,557	311,568	225,666
Change in net unearned premium reserves	(9,099)	(8,143)	(43,693)	(6,231)
Net premiums earned	$132,479	$108,414	$267,875	$219,435
Underwriting related expenses
Net loss and loss adjustment expenses incurred
Current year	$87,420	$87,700	$185,281	$159,225
Prior year	(463)	1,494	(603)	5,666
Net loss and loss adjustment expenses incurred	86,957	89,194	184,678	164,891
Acquisition costs	37,631	17,903	71,012	49,642
Underwriting expenses	3,357	3,268	6,694	6,204
Deposit accounting expense (income)	(28)	(645)	2,919	(1,252)
Net underwriting income (loss)	$4,562	$(1,306)	$2,572	$(50)

Income (loss) from investment in related party investment fund	$(2,006)	$1,609	$2,018	$(40,517)
Net investment income (loss)	4,046	3,934	18,696	10,771
Total investment income (loss)	$2,040	$5,543	$20,714	$(29,746)
Net underwriting and investment income (loss)	$6,602	$4,237	$23,286	$(29,796)

Corporate expenses	$4,382	$2,881	$8,586	$6,739
Other (income) expense, net	31	(143)	734	251
Interest expense	1,562	1,562	3,106	3,123
Income tax expense (benefit)	1	—	(3,733)	(424)
Net income (loss)	$626	$(63)	$14,593	$(39,485)

Earnings (loss) per share
Basic	$0.02	$—	$0.21	$(1.12)
Diluted	$0.02	$—	$0.21	$(1.12)

Underwriting ratios
Loss ratio - current year	66.0%	80.9%	69.2%	72.5%
Loss ratio - prior year	(0.4)%	1.4%	(0.3)%	2.6%
Loss ratio	65.6%	82.3%	68.9%	75.1%
Acquisition cost ratio	28.4%	16.5%	26.5%	22.6%
Composite ratio	94.0%	98.8%	95.4%	97.7%
Underwriting expense ratio	2.5%	2.4%	3.6%	2.3%
Combined ratio	96.5%	101.2%	99.0%	100.0%

The following tables present the Company’s underwriting ratios by line of business:

	Three months ended June 30				Three months ended June 30
	2021				2020
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	49.2%	76.2%	44.8%	65.6%	72.4%	70.5%	120.5%	82.3%
Acquisition cost ratio	22.2%	26.6%	36.2%	28.4%	20.9%	28.9%	(20.4)%	16.5%
Composite ratio	71.4%	102.8%	81.0%	94.0%	93.3%	99.4%	100.1%	98.8%
Underwriting expense ratio				2.5%				2.4%
Combined ratio				96.5%				101.2%

	Six months ended June 30				Six months ended June 30
	2021				2020
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	64.5%	74.9%	55.2%	68.9%	68.1%	71.6%	87.4%	75.1%
Acquisition cost ratio	21.0	25.8	30.8	26.5	20.2	28.0	10.9	22.6
Composite ratio	85.5%	100.7%	86.0%	95.4%	88.3%	99.6%	98.3%	97.7%
Underwriting expense ratio				3.6				2.3
Combined ratio				99.0%				100.0%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Adjusted combined ratio

“Combined ratio” is a commonly used measure in the property and casualty insurance industry and is calculated using U.S. GAAP components. We use the combined ratio, as well as an adjusted combined ratio that excludes the impacts of certain items, to evaluate our underwriting performance. We believe this adjusted non-GAAP measure provides management and financial statement users with a better understanding of the factors influencing our underwriting results.
In calculating the adjusted combined ratio, we exclude underwriting income and losses attributable to (i) prior accident-year reserve development, (ii) catastrophe events, and (iii) other significant infrequent adjustments.
Prior accident-year reserve development, which can be favorable or unfavorable, represents changes in our estimates of losses and loss adjustment expenses associated with loss events that occurred in prior years. We believe a discussion of current accident-year performance, which excludes prior accident-year reserve development, is helpful since it provides more insight into current underwriting performance.
By their nature, catastrophe events and other significant infrequent adjustments are not representative of the type of loss activity that we would expect to occur in every period.
We believe an adjusted combined ratio that excludes the effects of these items aids in understanding the underlying trends and variability in our underwriting results that these items may obscure.
The following table reconciles the combined ratio to the adjusted combined ratio:

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
Combined ratio	96.5%	101.2%	99.0%	100.0%
Impact on combined ratio of selected items:
Prior-year development	2.7%	1.0%	1.3%	2.3%
Catastrophes (current year)	0.8%	—%	2.1%	—%
Other adjustments	—%	5.5%	1.1%	2.7%
Adjusted combined ratio	93.0%	94.7%	94.5%	95.0%

•For the three and six months ended June 30, 2021, the caption “Prior-year development” includes development on losses relating to the COVID-19 pandemic.
•The caption “Catastrophes (current year)” includes events that occur during a given period, as well as current-period development on catastrophe events occurring earlier in the fiscal year.
•The caption “Other adjustments” represents, for the six months ended June 30, 2021, interest income and expense on deposit-accounted contracts due to changes in the associated estimated ultimate cash flows and, for the three and six months ended June 30, 2020, losses relating to the COVID-19 pandemic.

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned, plus other income (expense) relating to reinsurance and deposit-accounted contracts, less net loss and loss adjustment expenses, acquisition costs, and underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; and (4) interest expense. We exclude total investment income or loss and foreign exchange gains or losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
	($ in thousands)
Income (loss) before income tax	627	(63)	10,860	(39,909)
Add (subtract):
Total investment (income) loss	(2,040)	(5,543)	(20,714)	29,746
Other non-underwriting (income) expense	31	(143)	734	251
Corporate expenses	4,382	2,881	8,586	6,739
Interest expense	1,562	1,562	3,106	3,123
Net underwriting income (loss)	4,562	(1,306)	2,572	(50)